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                                                                    EXHIBIT 5.1

                           [GIBSON, DUNN & CRUTCHER]

                               January 31, 1996



(213) 229-7000                                                    C 62203-00022

InnoServ Technologies, Inc.
4330 Beltway, Suite 300
Arlington, Texas 76018

         RE: INNOSERV TECHNOLOGIES, INC. - FORM S-3 REGISTRATION STATEMENT

Gentlemen:

    We have acted as special counsel to InnoServ Technologies, Inc., a California corporation (the "Company"), in connection with the registration by the Company on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,030,000 shares of the Company's common stock, $.01 par value (the "Shares"). The Shares are being offered for distribution by MEDIQ Incorporated, a Delaware corporation (the "Distributing Shareholder"), as a dividend to its shareholders.

    On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares to be offered for distribution by the Distributing Shareholder have been duly authorized and validly issued and are fully paid and nonassessible.


    We  hereby  consent  to  the  filing  of  this  opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement.


                                       Very truly yours,


                                        /s/  GIBSON, DUNN & CRUTCHER
                                        -------------------------------------
                                        GIBSON, DUNN & CRUTCHER

PFZ/MSU/MP